UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 5, 2017

Silverton Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54920	98-0680168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

297 Kingsbury Grade, Suite 208, Stateline NV 89449

(Address of Principal Executive Offices) (Zip Code)

775-589-2176

(Registrant's telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 5 - CORPORATE GOVERANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective June 2, 2017, the Company accepted the resignations of Thomas Roger Sawyer as the sole officer of the Company and as a member of the Company’s board of directors. The resignation of Mr. Sawyer was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Simultaneously, Miss Thannaphat Siripawinkul (age 39) was elected as the Company’s President, Secretary, Treasurer and as sole member of the Board of Directors.

Biography

From July 2011 to June 2015, Miss Siripawinkul has been the owner and operator of Bonus Café & Bakery in Lampang, Thailand. Since January 2015, Miss Siripawinkul has been a Business Consultant to Moomthong Uniforms, located in Nakorn Pathom, Thailand. In April 2016, Miss Siripawinkul founded Thannaphat Brow Art in Lampang, Thailand.

Miss Thannaphat Siripawinkul graduated from Thoen Wittaya School (High School) in Lampang, Thailand in March 1996. She went on to enter Chiang Mai Rajabhat University (Chiang Mai, Thailand) in May 1996, from which she received a Bachelor of Arts degree in Tourism in March 2001.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Silverton Energy, Inc.

Dated: June 5, 2017	By:	/s/Thannaphat Siripawinkul
Thannaphat Siripawinkul
President, Director

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